MP1IRA

                    Aetna Life Insurance and Annuity Company

                                   Endorsement

The Contract and Certificate are endorsed to meet the qualification requirements for an Individual Retirement Annuity under Internal Revenue Code ("Code")
Section 408(b). The following provisions apply and, in the case of a conflict with any provision in the Contract, this Endorsement controls.

Certificate Holder. The Certificate Holder and the Annuitant must be the same person. Joint Certificate Holders are not permitted.

Nontransferable/Nonforfeitable. The Contract is nontransferable. The Certificate Holder may not sell, assign, transfer, pledge or use as collateral for a loan or as security for the performance of an obligation or for any other purpose, his or her interest in the Contract to any person other than the issuer of the Contract or to a spouse incident to a divorce under the provisions of Code
Section 408(d)(6). The Certificate Holder's entire interest in the Contract is nonforfeitable.

Exclusive Benefit. The Account is established for the exclusive benefit of the Certificate Holder or his or her Beneficiary(ies).

Contributions. All contributions must be in cash. Except in the case of a rollover contribution as permitted by Code Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Code Section 408(k), the total contributions shall not exceed $2,000 for any taxable year.

Distributions. All distributions will be made in accordance with the requirements of Code Section 401(a)(9). Any periodic payments will be paid only to the Certificate Holder.

Required Beginning Date. No later than the April 1 following the calendar year in which the Certificate Holder attains age 70 1/2, the Certificate Holder may elect to receive the entire interest in a lump sum, or may elect to begin periodic payments under a systematic distribution option which must be distributed over:

(a) The life of the Certificate Holder, or the lives of the Certificate Holder and his or her designated Beneficiary, or

(b) A period certain not extending beyond the life expectancy of the Certificate Holder or the joint and last survivor expectancy of the Certificate Holder and his or her designated Beneficiary.

Periodic payments must be made at intervals of no longer than one year. In addition, payments made as an annuity must be either nonincreasing or they may increase only as provided in Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancy for distributions under an Annuity option may not be recalculated.

Payment of Death Benefit. Section 3.12 is deleted in its entirety. The death benefit amount is determined in accordance with the provisions of Sections 3.11 and 3.06. At the death of the Certificate Holder:

(a) If the Certificate Holder dies on or after the date distribution of his or her interest has begun, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Certificate Holder's death.

(b) If the Certificate Holder dies before distribution of his or her interest begins, the death benefit payable to the Beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Certificate Holder's death, except to the extent that an election is made to receive a distribution in accordance with (i) or (ii) below.

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     (i) Distributions to the Beneficiary may be made in installments over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, commencing no later than December 31 of the calendar year immediately following the calendar year in which the Certificate Holder died.

     (ii)If the Beneficiary is the Certificate Holder's surviving spouse, and distributions are to be made in accordance with (i) above, distributions must begin on or before the later of December 31 of the calendar year immediately following the calendar year in which the Certificate Holder died or December 31 of the calendar year in which the Certificate Holder would have attained age 70 1/2.

If the Certificate Holder dies before Annuity payments begin, a spousal Beneficiary may elect an Annuity option, a systematic distribution option, a lump sum payment or to treat the Account as his or her own IRA. The election to treat the Account as his or her own IRA will be deemed to have been made if such surviving spouse makes a rollover to or from such Account, or fails to elect to receive a distribution in accordance with (b) above.

Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancies for distributions under an Annuity option may not be recalculated.

Distributions under this section are considered to have begun if distributions are made on account of the Certificate Holder reaching the required beginning date or if prior to the required beginning date distributions irrevocably commence over a period permitted and in an Annuity option acceptable under
Section 1.401(a)(9) of the Proposed Income Tax Regulations.

Annual Reports. Aetna will furnish annual calendar year reports concerning the status of the Certificate Holder's Account.

Termination of Account. Upon 90 days written notice to the Certificate Holder, Aetna may terminate the Certificate Holder's Account if no Purchase Payments have been received for two full consecutive Certificate years and the paid-up Annuity benefit at maturity would be less than $20 per month.

Right to Cancel. The Certificate Holder may cancel the Certificate within 10 days of receiving it by returning it to Aetna at the address above or to the person from whom is was purchased. Within seven days from the cancellation request, Aetna will return all the Certificate Holder's Purchase Payments.

Endorsed and made a part of the Contract and Certificate as of the Effective Date or when the endorsement is approved, whichever is later.


                                        /s/Dan Kearney
                                        President
                                        Aetna Life Insurance and Annuity Company

                                                                        I-MP1IRA

                    Aetna Life Insurance and Annuity Company

                                   Endorsement

The Contract is endorsed to meet the qualification requirements for an Individual Retirement Annuity under Internal Revenue Code ("Code") Section 408(b). The following provisions apply and, in the case of a conflict with any provision in the Contract, this Endorsement controls.

Contract Holder. The Contract Holder and the Annuitant must be the same person. Joint Contract Holders are not permitted.

Nontransferable/Nonforfeitable. The Contract is nontransferable. The Contract Holder may not sell, assign, transfer, pledge or use as collateral for a loan or as security for the performance of an obligation or for any other purpose, his or her interest in the Contract to any person other than the issuer of the Contract or to a spouse incident to a divorce under the provisions of Code
Section 408(d)(6). The Contract Holder's entire interest in the Contract is nonforfeitable.

Exclusive Benefit. The Contract is established for the exclusive benefit of the Contract Holder or his or her Beneficiary(ies).

Contributions. All contributions must be in cash. Except in the case of a rollover contribution as permitted by Code Section 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) or a contribution made in accordance with the terms of a Simplified Employee Pension (SEP) as described in Code Section 408(k), the total contributions shall not exceed $2,000 for any taxable year.

Distributions. All distributions will be made in accordance with the requirements of Code Section 401(a)(9). Any periodic payments will be paid only to the Contract Holder.

Required Beginning Date. No later than the April 1 following the calendar year in which the Contract Holder attains age 70 1/2, the Contract Holder may elect to receive the entire interest in a lump sum, or may elect to begin periodic payments under a systematic distribution option which must be distributed over:

(a) The life of the Contract Holder, or the lives of the Contract Holder and his or her designated Beneficiary, or

(b) A period certain not extending beyond the life expectancy of the Contract Holder or the joint and last survivor expectancy of the Contract Holder and his or her designated Beneficiary.

Periodic payments must be made at intervals of no longer than one year. In addition, payments made as an annuity must be either nonincreasing or they may increase only as provided in Section 1.401(a)(9)-1 of the Proposed Income Tax Regulations.

Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancy for distributions under an Annuity option may not be recalculated.

Payment of Death Benefit. Section 3.12 is deleted in its entirety. The death benefit amount is determined in accordance with the provisions of Sections 3.11 and 3.06. At the death of the Contract Holder:

(a) If the Contract Holder dies on or after the date distribution of his or her interest has begun, the remaining portion of such interest, if any, will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Contract Holder's death.

(b) If the Contract Holder dies before distribution of his or her interest begins, the death benefit payable to the Beneficiary will be distributed no later than December 31 of the calendar year which contains the fifth anniversary of the date of the Contract Holder's death, except to the extent that an election is made to receive a distribution in accordance with (i) or (ii) below.

     (i) Distributions to the Beneficiary may be made in installments over the life of the Beneficiary or over a period not extending beyond the life expectancy of the Beneficiary, commencing no later than December 31 of the calendar year immediately following the calendar year in which the Contract Holder died.

     (ii)If the Beneficiary is the Contract Holder's surviving spouse, and distributions are to be made in accordance with (i) above, distributions must begin on or before the later of December 31 of the calendar year immediately following the calendar year in which the Contract Holder died or December 31 of the calendar year in which the Contract Holder would have attained age 70 1/2.

If the Contract Holder dies before Annuity payments begin, a spousal Beneficiary may elect an Annuity option, a systematic distribution option, a lump sum payment or to treat the Contract as his or her own IRA. The election to treat the Contract as his or her own IRA will be deemed to have been made if such surviving spouse makes a rollover to or from such Contract, or fails to elect to receive a distribution in accordance with (b) above.

Life expectancy is computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the Income Tax Regulations. Life expectancies for distributions under an Annuity option may not be recalculated.

Distributions under this section are considered to have begun if distributions are made on account of the Contract Holder reaching the required beginning date or if prior to the required beginning date distributions irrevocably commence over a period permitted and in an Annuity option acceptable under Section 1.401(a)(9) of the Proposed Income Tax Regulations.

Annual Reports. Aetna will furnish annual calendar year reports concerning the 0status of the Contract.

Termination of Contract. Upon 90 days written notice to the Contract Holder, Aetna may terminate the Contract if no Purchase Payments have been received for two full consecutive Contract years and the paid-up Annuity benefit at maturity would be less than $20 per month.

Right to Cancel. The Contract Holder may cancel the Contract within 10 days of receiving it by returning it to Aetna at the address above or to the person from whom is was purchased. Within seven days from the cancellation request, Aetna will return all the Contract Holder's Purchase Payments.

Endorsed and made a part of the Contract as of the Effective Date or when the endorsement is approved, whichever is later.



                                        /s/Dan Kearney
                                        President
                                        Aetna Life Insurance and Annuity Company